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PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717

                        VETROTEX CERTAINTEED CORPORATION


May 12, 2000

Dear Fellow Shareholders:

     The Annual Meeting of Brunswick Technologies, Inc. is just a few days away. BTI is seeking approval for additional option shares under a plan which permits grants exercisable at only 50% of fair market value. THESE GRANTS COULD BE USED TO DILUTE THE OWNERSHIP INTEREST OF ALL BTI SHAREHOLDERS. We believe that approval of BTI's proposed amendment to the 1997 Equity Incentive Plan is not in the best interest of shareholders and urge you to vote AGAINST Proposal No. 2.

     Since time is short and your vote is critical, we have established a method that will enable you to vote by toll-free ProxyGram. Please follow the simple steps listed below.

     If you have any questions or need assistance in the last-minute voting of your shares, please call our proxy solicitors, Innisfree M&A Incorporated, toll-free at 888-750-5834.

Thank you for your support,

VETROTEX CERTAINTEED CORPORATION


        TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8032, Vetrotex Certainteed Corporation.

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3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

          Name:              (NA.1)
          Broker:            (Broker)
          Control number:    (ControlNum)
          Number of shares:  (NumShares)

5.  Give the operator your voting preferences, using the proxy text below.

                        VETROTEX CERTAINTEED CORPORATION
                             750 E. Swedesford Road
                            Valley Forge, PA  19482

        ANNUAL MEETING OF SHAREHOLDERS OF BRUNSWICK TECHNOLOGIES, INC. -
                                  MAY 16, 2000
         PROXY SOLICITED ON BEHALF OF VETROTEX CERTAINTEED CORPORATION

The undersigned, revoking all prior proxies, hereby appoints George B. Amoss, John R. Mesher and Linda F. Montemayor, or any of them acting alone, as Proxy, with full power of substitution for and on behalf of the undersigned at the 2000 Annual Meeting of Shareholders of BRUNSWICK TECHNOLOGIES, INC. to be held at the Marriott at Sable Oaks, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 16, 2000, at 10:00 a.m., and at any adjournment(s) or postponement(s) thereof. The undersigned hereby directs the said Proxy to vote in accordance with his or her judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "WITHHOLD" ON PROPOSAL NO. 1 AND "AGAINST" PROPOSALS NO. 2 AND NO. 3.

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VETROTEX RECOMMENDS A VOTE "WITHHOLD" ON PROPOSAL NO. 1 BELOW

1. To set the number of Directors at seven and to elect the following nominees:

    Martin S. Grimnes                 Max G. Pitcher
    William M. Dubay                  Peter N. Walmsley
    Richard J. Corbin                 Kenneth J. Hattan

  (  ) FOR all nominees listed        (  ) WITHHOLD
       above (except as indicated
       to the contrary below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), please give that nominee(s) name to the operator.

VETROTEX RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 2 BELOW

2. Approval of an amendment to BTI's 1997 Equity Incentive Plan to increase the number of available shares of common stock available for awards from 421,740 to 821,470.

    (  ) FOR        (  ) AGAINST      (  ) ABSTAIN

VETROTEX RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 3 BELOW

3. Ratification of the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company.

    (  ) FOR        (  ) AGAINST      (  ) ABSTAIN

4. In his or her discretion, the Proxy is authorized to vote upon any other business that may come before the meeting or at any adjournment(s) or postponement(s) thereof.

Please give name to the operator exactly as name appears on this proxy. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

                  IF YOU NEED ASSISTANCE WITH THIS PROXY CARD,
               PLEASE CALL INNISFREE M&A INCORPORATED, TOLL FREE
                               AT (888) 750-5834